UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 17, 2018

VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

(775) 548-1785
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Discretionary 2017 Annual Incentive Bonus

At a meeting of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of VirnetX Holding Corporation (the “Company”) held on January 17, 2018, the Compensation Committee reviewed the Company’s performance in 2017 and the contributions that 1) Kendall Larsen, the Company's Chief Executive Officer, President, and Chairman, 2) Robert D. Short III, Ph. D., the Company’s Chief Technology Officer and Chief Scientist, and 3) Richard Nance, the Company’s Chief Financial Officer, made to such performance.  The 2017 target bonus for each of Mr. Larsen, Dr. Short, and Mr. Nance previously approved by the Compensation Committee was equal to 50% of Mr. Larsen’s, Dr. Short’s, and Mr. Nance’s respective base salaries. Following its review, the Compensation Committee exercised its discretion in determining to pay Mr. Larsen 125% of his 2017 target bonus, to pay Dr. Short 125% of his 2017 target bonus, and to pay Mr. Nance 125% of his 2017 target bonus, in light of the Company’s overall performance for the year and their respective contributions in achieving this performance.  Accordingly, the Compensation Committee determined to award Mr. Larsen a cash bonus for 2017 equal to $386,436.30, Dr. Short a cash bonus for 2017 equal to $245,870.45, and Mr. Nance a cash bonus for 2017 equal to $99,449.53.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRNETX HOLDING CORPORATION

Date: January 23, 2018	By:	/s/ Kendall Larsen
Kendall Larsen
Chief Executive Officer